                                                                   Exhibit 10.35

                            CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM

                             AMENDMENT TO LEASE # 1

      In connection with a lease currently in effect between the parties at 21-G Olympia Avenue, Suites 80 and 85, Woburn, Massachusetts, executed on November 10, 2000 and terminating November 14, 2001, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Constellation 3D, Inc., LESSEE, hereby agree effective November 15, 2000, to amend said lease as follows:

1. Base rent is hereby changed to sixty nine thousand four hundred twenty (69,420) dollars per year or $5,785 per month.

2.    THIS PARAGRAPH DOES NOT APPLY

3. Notwithstanding anything in Section 5 of the lease to the contrary, in consideration of the rent increase provided in Section 1 above, LESSOR shall pay all charges for utilities used at the leased premises, including gas, oil, water and sewer and electricity used during normal business hours for office lighting, building standard air conditioning equipment, and small office machines such as personal computers, copiers, facsimile machines and postage meters.

      This amendment shall not either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.

      In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this _______ day of __________, 2000.

LESSOR: CUMMINGS PROPERTIES, LLC                LESSEE: CONSTELLATION 3D, INC.


  By:                                           By: /s/ Vladimir Schwartz
     ---------------------------                   -----------------------------
                 Duly Authorized                                 Duly Authorized
                                                   Print Name: Vladimir Schwartz
09/00

                            CUMMINGS PROPERTIES, LLC

                                  STANDARD FORM

                                COMMERCIAL LEASE                  10000664-DJC-A

in consideration of the Covenants herein contained, Cummings Properties, LLC, hereinafter called LESSOR, does hereby lease to Constellation 3D, Inc. (a FL corp.), 230 Park Avenue, New York, NY 1016 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 2,243 square feet at 21-G Olympia Avenue, Suite 80 and 85, Woburn, MA 01801.

TO HAVE AND HOLD the leased premises for a term of one (1) year commencing at noon on November 15, 2000 and ending at noon on November 14, 2001 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.

      1. RENT. LESSEE shall pay to LESSOR base rent at the rate of sixty two thousand six hundred ninety one (62,691) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $5,224.25 on the first day in each calendar month. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of the lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2000, which figure shall be compared with the figure for November 2001, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

      2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of ten thousand four hundred (10,400) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE's failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month's rent, LESSOR may declare this lease null and void for failure of consideration.

      3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of office space.

      4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate, or the assessment on the property or a change in the method of determining real estate taxes. LESSEE shall make payment within 30 days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2000.

      5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

      6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE'S use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

      7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days of intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

      8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer or any similar entity. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours.

      9. MAINTENANCE OF PREMISES. LESSOR shall be responsible for all structural maintenance of [ILLEGIBLE] maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any non-building standard leasehold improvements, whether installed by LESSOR, LESSEE or a prior occupant. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR's written consent during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall at all times properly control and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include an wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility, at LESSEE's expense and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

      10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR'S prior written consent. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR'S construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance for LESSEE is required but has failed to do, LESSEE will promptly pay any just invoice. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR's building standard unless noted otherwise. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways or otherwise alter common areas as defined below or the exterior of the building.

      11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR'S prior written consent in each and every instance. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. Notwithstanding LESSOR's consent to any assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

      12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

      13. LESSOR's ACCESS. LESSOR and its agents and designees may at any reasonable time enter to view the leased premises: to show the leased premises to others, to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do.

      14. SNOW REMOVAL The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

      15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation or LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's employees, agents, caller or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.

      16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property, including damage by fire or other casualty, to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

      17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE will deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE's expense.

      18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect promptly upon commencement of this lease, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR mat at LESSEE's expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.

      19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has [ILLEGIBLE] with no broker or third person with respect to the [ILLEGIBLE] and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

      20. DEFAULT AND ACCELERATION OF RENT. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of any of LESSEE's convenants, agreements, or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof, or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.

      21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

      22. OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession. LESSEE shall not remove its goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid LESSOR all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to those herein, in the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate of 150 percent of the monthly rent due under this lease immediately prior to termination or at LESSOR's then current published rent for the leased premises, whichever is greater, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value, LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

      23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the insurance Services Office (or successor orgainization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

      24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense whichever disposal firm LESSOR may designate from time to tome. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's proportionate share of any costs associated therewith.

      25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers, cutting oils, propellants, acids, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

      26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR's immediate control.

      27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's good and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyers, counters, shelving or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in the same condition as they were at the commencement of this lease, or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. Any of LESSEE's property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control, sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder, or destroy same, in no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, nothwithstanding the delivery of any keys to LESSOR.

      28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE's sole remedy. (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check nor LESSOR's deposit of any full or partial payment shall bind LESSOR in any way or limit LESSOR's rights under this lease. (o) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease.

      29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired proparty of LESSEE in any of LESSOR's buildings to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease or any subsequent lease between the parties. This provision shall survive termination of this lease, shall continue under any subsequent lease, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. LESSEE Agrees to execute a UCC-1 Financing Statement and any other financing agreement as requested by LESSOR in connection with this security interest.

      30 WAIVERS, ETC. No consent or waiver express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively and their respective heirs, executors, administrators, successors and assigns.

      31. AUTOMATIC FIVE-YEAR EXTENSIONS. [This Paragraph Does Not Apply]

      32. ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)

                             - See Attached Rider -

      IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this ________________________

day of  ________________________________, _____________

LESSOR: CUMMINGS PROPERTIES, LLC             LESSEE: CONSTELLATION 3D, INC.


By:                                          By: /s/ Vladimir Schwartz
    -----------------------------------          -------------------------------
                                                                 Duly authorized

                                             Print name: Vladimir Schwartz
                                                        ------------------------

                                    GUARANTY

      IN CONSIDERATION of Cummings Properties, LLC making this lease with LESSEE at the request of the undersigned (GUARANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses including reasonable attorney's fees incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

      IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal, intending to be legally bound hereby this 10 day of November, 2000.


                                /s/ Vladimir Schwartz
                                ------------------------------------------------
                                Print name:  Vladimir Schwartz
                                -----------------------------------

                            CUMMINGS PROPERTIES, LLC

                                  STANDARD FORM                  100000664-DJC-2

                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

      A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

      B. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance by LESSEE with such regulations.

      C. ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center and 10 and 18 Commerce Way (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities, maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a public elementary school in specific locations at Cummings Center.

      D. RECORDING AND SECURITY. Although LESSOR may at any time be recording activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE's property, against the criminal or wrongful acts of third parties. LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives and, acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction, agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

      E. ELECTRIC SERVICE. With respect to Cummings Center leases (only), LESSEE agrees that in the event its average electricity use at the leased premises is expected to exceed 200 KW of demand per month during the term of this lease, it will not self-generate or co-generate at the leased premises during the term of this lease or any extension(s) hereof.

      F. * LESSEE agrees to take possession of the leased premises in "as is" condition.

      G. * At any one time during the initial term of this lease, provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the option to lease larger similar space of approximately 5,000 square feet. LESSEE shall give LESSOR written notice of such requirement for larger space, and shall then execute LESSOR's then current standard form lease or amendment to lease for such larger space in the same or other buildings of LESSOR at LESSOR's then current published rates for a term equivalent to the initial term of this lease within three business days of LESSOR's written notice to LESSEE that said larger space will be available. If LESSOR does not offer such larger similar space within six months after receipt of written notice from LESSEE, then LESSEE shall have the option within 30 days thereafter to terminate the unexpired portion of this lease, without penalty and without any further obligation, either party to the other, by serving LESSOR with 30 days written notice to that effect. Cancellation of the lease shall be LESSEE's exclusive remedy for any failure by LESSOR to offer such larger similar space or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

LESSOR: CUMMINGS PROPERTIES, LLC        LESSEE: CONSTELLATION 3D, INC.

By:                                     By: /s/ Vladimir Schwartz
   ----------------------------------      -------------------------------------
                      Duly authorized                            Duly authorized

Date:                                   Print Name: Vladimir Schwartz
     --------------------------------              -----------------------------
                                                                           11/99